Exhibit (h)(1)(dd)

Execution Version

AMENDMENT NO. 25

TO

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment No. 25 to Transfer Agency Services Agreement, dated as of July 31, 2018 (“Amendment No. 25”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (formerly known as PFPC Inc.) (“BNYM”), Pacific Life Insurance Company, a Nebraska corporation (formerly a California corporation) (“Pacific Life”) and Pacific Funds Series Trust, a Delaware statutory trust (formerly Pacific Life Funds) (“Trust”).

Background

A.                                    BNYM, Pacific Life and the Trust are parties to that certain Transfer Agency Services Agreement dated as of August 1, 2001 and the various amendments thereto listed on Exhibit F and dated prior to the date hereof (collectively, the “Agreement”).

B.                                    The parties agree to amend the Agreement as set forth in this Amendment No. 25.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.                                      Modifications to Agreement.  The Agreement is amended as follows:

(a)                                 The current Exhibit A shall be deleted and replaced in its entirety with the Exhibit A attached to this Amendment No. 25.

(b)                                 The Exhibit F shall be deleted in its entirety and replaced with the Exhibit F attached to this Amendment No. 25.

2.                                      Remainder of Agreement.  Except as explicitly amended by this Amendment No. 25, the terms and provisions of the Agreement are hereby ratified, declared and remain in full force and effect.

3.                                      Governing Law.  The governing law of the Agreement shall be the governing law of this Amendment No. 25.

4.                                      Entire Agreement.  This Amendment No. 25 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                                      Facsimile Signatures; Counterparts.  This Amendment No. 25 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 25 or of executed signature pages to this Amendment No. 25 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 25.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 25 to be executed by their duly authorized officers as of the day and year first written above.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ J. Reed
Name: Jason Reed
Title: Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC FUNDS SERIES TRUST

On behalf of itself, and each separate Portfolio, series, class, tier or other subdivision of the Trust or Portfolios listed on Exhibit A to the Agreement.

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of July 31, 2018, is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 1, 2001 by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company, and Pacific Funds Series Trust, as amended.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Limited Duration High Income (liquidated on June 28, 2018)

Pacific FundsSM Diversified Alternatives

Pacific FundsSM Large-Cap

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

Pacific FundsSM Small-Cap Growth

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF Large-Cap Growth Fund (expected to be liquidated on or about July 31, 2018)

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Main Street Core Fund (expected to be liquidated on or about August 31, 2018)

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Comstock Fund (expected to be liquidated on or about August 31, 2018)

PF Mid-Cap Growth Fund (liquidated February 13, 2018)

PF Developing Growth Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Global Absolute Return Fund

PF International Small-Cap Fund

PF Equity Long/Short Fund

PF Mid-Cap Value Fund (expected to be liquidated on or about July 31, 2018)

PF Multi-Asset Fund

PF Multi-Fixed Income Fund

EXHIBIT F

Name	Date
Transfer Agency Services Amendment — Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment — Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment — Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009
Amendment No. 13 to Transfer Agency Services Agreement	12/6/2010
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	6/30/2011
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	7/1/2012
Amendment No. 14 to the Transfer Agency Services Agreement	12/7/2012
Amendment No. 15 to the Transfer Agency Services Agreement	04/01/2013
Amendment No. 16 to the Transfer Agency Services Agreement	7/31/2013
Amendment No. 17 to the Transfer Agency Services Agreement	12/31/2013
Amendment No. 18 to the Transfer Agency Services Agreement	12/31/2014
Amendment No. 19 to the Transfer Agency Services Agreement	4/27/2015
Amendment No. 20 to the Transfer Agency Services Agreement	6/30/2015
Amendment No. 21 to the Transfer Agency Services Agreement	7/1/2015
Amendment No. 22 to the Transfer Agency Services Agreement	1/11/2016
Amendment No. 23 to the Transfer Agency Services Agreement	10/31/2016
Amendment No. 24 to the Transfer Agency Services Agreement	1/31/2018
Amendment No. 25 to the Transfer Agency Services Agreement	7/31/2018